PRESS RELEASE	FOR IMMEDIATE RELEASE

HARRIS & HARRIS GROUP, INC. ®	FEBRUARY 14, 2014
1450 BROADWAY, 24TH FLOOR
NEW YORK, NY 10018	CONTACT: DOUGLAS W. JAMISON
TEL. NO. (212) 582-0900

HARRIS & HARRIS GROUP NOTES MOLECULAR IMPRINTS’

SEMICONDUCTOR BUSINESS TO BE ACQUIRED BY CANON

Harris & Harris Group, Inc. (NASDAQ: TINY), an investor in transformative companies enabled by disruptive science, notes the announcement by its portfolio company, Molecular Imprints, Inc. ("MII"), that it has signed an agreement to sell its semiconductor imprint lithography equipment business to Canon Inc. of Tokyo, Japan. Canon began conducting research into nanoimprint technology in 2004 to enter the market for lithography equipment for leading-edge high-resolution patterning. Since 2009, Canon has been carrying out joint development with MII and a major semiconductor manufacturer for mass production using MII’s Jet and FlashTM Imprint Lithography (J-FILTM) technology. The press release announcing the acquisition can be found at http://ca.finance.yahoo.com/news/molecular-imprints-semiconductor-business-acquired-210000231.html.

Harris & Harris Group invested a total of $4.6 million in MII beginning with its initial investment in 2004 and valued its securities of the company at $6.5 million as of September 30, 2013. Upon closing, Harris & Harris Group expects to receive approximately $7.0 million in proceeds from the sale, including amounts to be held in escrow. Harris & Harris Group could receive an additional $1.7 million upon the achievement of certain milestones.

In addition to the merger agreement, a new spin-out company will be created that will keep its original "Molecular Imprints" name. This new company will continue development and commercialization of nanoscale patterning in consumer electronic and biomedical applications. It will have the advantage of capital, key personnel and rights jointly owned with Canon to MII’s intellectual property portfolio, along with multiple system platforms. Harris & Harris Group will be a shareholder of this new company.

"We are pleased to see the continued expansion of Molecular Imprint’s success, now as part of Canon," said Alexei Andreev, Executive Vice President and Managing Director of Harris & Harris Group. "We are also excited to see the continued development of Molecular Imprint’s nanoscale patterning in key electronic and biomedical applications." "Our ability to de-risk technology profitably on behalf of the world's largest corporations is critical to our partnering success," added Douglas W. Jamison, Chief Executive Officer of Harris & Harris Group.

The merger is expected to be completed by April of 2014 after normal shareholder and government approvals.

Detailed information about Harris & Harris Group and its holdings can be found on its website at www.HHVC.com and on Facebook at www.facebook.com/harrisharrisvc.

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as well as subsequent filings, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including, but not limited to, the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties. The references to the websites www.HHVC.com, www.Facebook.com, and www.yahoo.com have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Harris & Harris Group is not responsible for the contents of third party websites.